Exhibit 23.3

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated January 23, 1997, with respect to Metropolitan State Bank's 1996 statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1996, which were previously included in Lakeland Bancorp Inc.'s Form 8-K dated October 12, 1999 and to all references to our Firm in this Registration Statement.


                                                             Arthur Andersen LLP



Roseland, New Jersey
October 12, 1999